Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated May 29, 2026, with respect to the financial statements and financial highlights of the KraneShares Trust, comprised of KraneShares CSI China Internet ETF, KraneShares Bosera MSCI China A 50 Connect Index ETF, KraneShares MSCI One Belt One Road Index ETF, KraneShares Public-Private Emerging Markets Internet and Technology ETF (formerly, KraneShares Emerging Markets Consumer Technology Index ETF), KraneShares MSCI China Clean Technology Index ETF, KraneShares Electric Vehicles and Future Mobility Index ETF, KraneShares MSCI All China Health Care Index ETF, KraneShares Asia Pacific High Income USD Bond ETF, KraneShares MSCI Emerging Markets ex China Index ETF, KraneShares Global Carbon Strategy ETF, KraneShares Value Line® Dynamic Dividend Equity Index ETF, KraneShares Mount Lucas Managed Futures Index Strategy ETF, KraneShares China Technology & Semiconductor STAR 50 Index ETF (formerly, KraneShares SSE Star Market 50 Index ETF), KraneShares Hang Seng TECH Index ETF, KraneShares California Carbon Allowance Strategy ETF, KraneShares KWEB Covered Call Strategy ETF, KraneShares Hedgeye Hedged Equity Index ETF, KraneShares Public-Private AI & Technology ETF (formerly, KraneShares Artificial Intelligence and Technology ETF), KraneShares Sustainable Ultra Short Duration Index ETF, KraneShares China Alpha Index ETF, KraneShares Man Buyout Beta Index ETF, KraneShares Global Humanoid Robotics and Physical AI Index ETF (formerly, KraneShares Global Humanoid and Embodied Intelligence Index ETF), KraneShares Dragon Capital Growth of Vietnam Index ETF (formerly, KraneShares Dragon Capital Vietnam Growth Index ETF), KraneShares Wahed Alternative Income Index ETF, KraneShares InspereX Nasdaq Dynamic Buffered High Income Index ETF, KraneShares 90% KWEB Defined Outcome January 2027 ETF, KraneShares 100% KWEB Defined Outcome January 2027 ETF, KraneShares 2x Long BABA Daily ETF, KraneShares 2x Long PDD Daily ETF, KraneShares 2X Long MELI Daily ETF, KraneShares 2X Long JD Daily ETF, KraneShares 2X Long BIDU Daily ETF, Quadratic Interest Rate Volatility and Inflation Hedge ETF, and Quadratic Deflation ETF incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statements of additional information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 29, 2026